Exhibit 99.1

Press Release

Spirit Realty Capital, Inc.

Announces Fourth Quarter and Full Year 2017

Financial and Operating Results

- Net income per share of $0.07 for Fourth Quarter 2017 and $0.16 for Full Year 2017 -

- AFFO per share of $0.21 for Fourth Quarter 2017 and $0.85 for Full Year 2017 -

- Completed $172.5 million public offering of 6.0% Series A Cumulative Redeemable Preferred Stock -

- Completed issuance of $674.4 million of investment grade rated net-lease mortgage notes -

Dallas, TX—February 22, 2018 —Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit” or the “Company”), a premier net-lease real estate investment trust (REIT) that invests in single-tenant, operationally essential real estate, today announced that it has released its financial and operating results for the three and twelve months ended December 31, 2017.

FOURTH QUARTER 2017 HIGHLIGHTS

•	Generated Net Income of $0.07 vs $0.00 per share, FFO of $0.19 vs $0.21 per share and AFFO of $0.21 vs $0.21 per share, compared to same quarter 2016.

•	Completed a $172.5 million underwritten public offering of 6.0% Series A Cumulative Redeemable Preferred Stock.

•	Issued $674.4 million of net-lease mortgage notes via our Spirit Master Funding securitization program.

•	Real estate portfolio was essentially fully occupied at 99.2% as of December 31, 2017.

•	Disposed of 31 properties for $144.8 million in gross proceeds, with an overall weighted average capitalization rate of 6.53% on 22 income producing properties.

•	Repurchased 7.0 million shares of outstanding common stock at a weighted average purchase price of $8.64 per share.

•	Adjusted Debt to Annualized Adjusted EBITDA at 6.3x at December 31, 2017.

CEO COMMENTS

“We are pleased with our fourth quarter results, which demonstrate our focus on disciplined capital allocation and the strength of our high quality, diversified base of triple net lease assets. Over the past year, our prudent capital allocation decisions enabled us to accretively recycle assets and repurchase shares. We continued to strengthen our balance sheet while demonstrating our diversified access to the capital markets, as evidenced by our recent preferred equity and debt offerings which generated approximately $785 million in net cash proceeds. Lastly, we have made significant steps toward the completion of our proposed spin-off transaction, which we believe is the best path forward for long-term shareholder growth,” stated Jackson Hsieh, President and Chief Executive Officer.

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YEAR-TO-DATE 2017 HIGHLIGHTS

•

Generated Net Income of $0.16 vs $0.21 per diluted share, FFO of $0.78 vs $0.84 per diluted share and AFFO of $0.85 (including cash severance charges) vs $0.88 per diluted share, compared to the full year 2016.

•	Announced plans for a leveraged spin-off.

•	Invested $323.0 million in the acquisition of 39 properties, including revenue producing capital expenditures, earning an initial weighted average cash yield of 7.66%.

•	Sold 192 properties for $551.2 million in gross proceeds, with an overall weighted average capitalization rate of 7.11% on 87 income producing properties.

•	Completed a $172.5 million underwritten public offering of 6.0% Series A Cumulative Redeemable Preferred Stock.

•	Issued $674.4 million of net-lease mortgage notes via our Spirit Master Funding securitization program.

•	Repurchased 35.8 million shares of outstanding common stock at a weighted average purchase price of $7.88 per share.

FINANCIAL RESULTS

Total revenues for the three months ended December 31, 2017 decreased 4.6% to $165.3 million, compared to $173.4 million for the same period in 2016. For the year ended December 31, 2017, total revenues decreased 2.5% to $669.0 million, compared to $686.0 million for the year ended December 31, 2016.

Net income attributable to common stockholders for the three months ended December 31, 2017 totaled $33.3 million, or $0.07 per diluted share, compared to net income of $1.0 million, or $0.00 per diluted share, for the same period in 2016. Net income attributable to common stockholders for the year ended December 31, 2017 was $74.6 million, or $0.16 per diluted share, compared to net income of $97.4 million, or $0.21 per diluted share, for the same period in 2016.

FFO for the three months ended December 31, 2017 was down 16.2% to $85.6 million, or $0.19 per diluted share, compared to $102.1 million, or $0.21 per diluted share, for the same period in 2016. For the year ended December 31, 2017, FFO was $367.3 million, or $0.78 per diluted share, compared to $395.0 million, or $0.84 per diluted share, for the same period in 2016.

AFFO for the three months ended December 31, 2017 was $96.5 million, or $0.21 per diluted share, compared to $102.4 million, or $0.21 per diluted share, for the same period in 2016. For the year ended December 31, 2017, AFFO was down 3.6% to $398.1 million, or $0.85 per diluted share, compared to $413.0 million, or $0.88 per diluted share, for the same period in 2016.

On December 8, 2017, Spirit’s Board of Directors declared a quarterly cash dividend of $0.18 per common share, which equates to an annualized dividend of $0.72 per common share. On the same date, the Board of Directors declared a cash dividend of $0.36667 per preferred share. The quarterly common dividend was paid on January 12, 2018 to shareholders of record as of December 29, 2017 and the preferred dividend was paid on December 29, 2017 to shareholders of record as of December 19, 2017.

Definitions for FFO and AFFO, as well as a reconciliation of these measures to net income attributable to common stockholders, and certain other defined terms can be found in the supplemental financial and operating report posted on Spirit’s website along with this release.

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PORTFOLIO ACTIVITY

For the year ended December 31, 2017, Spirit invested $323.0 million in 39 properties, including revenue producing capital expenditures, at an initial weighted average cash yield of approximately 7.66%. The acquisitions had a weighted average lease term of approximately 12.0 years with 29.4% representing transactions with new customers. Of the 25 real estate transactions, 52.4% were generated through direct sale leaseback transactions and 18.6% have master lease structures.

During the year ended December 31, 2017, the Company sold 192 properties for $551.2 million in gross proceeds, including the sale of 87 income producing properties for $397.5 million, with a weighted average capitalization rate of 7.11%. The remaining 105 properties were vacant and sold for $153.7 million.

During the year ended December 31, 2017, Spirit continued to reduce the concentration of its largest tenant, Shopko, as a percent of Contractual Rent with the sale of 12 revenue-producing Shopko properties for $71.4 million in gross proceeds at a weighted average cap rate of 7.72%. As of December 31, 2017, Spirit had reduced its Shopko concentration to 7.7% of Contractual Rent compared to 8.2% at December 31, 2016.

At December 31, 2017, Spirit’s diversified real estate portfolio remained essentially fully occupied at 99.2%. and was comprised of 2,392 owned properties, of which 19 were vacant. In the fourth quarter, Spirit renewed 15 of its 16 expiring leases, recapturing 98.5% of the expiring rent with $1.2 million in additional invested capital. For the year ended December 31, 2017, Spirit has renewed 41 out of 47 leases that expired or were due to expire, recapturing 100.1% of the expiring rent with $1.2 million in additional capital expenditures.

BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	Adjusted Debt to Annualized Adjusted EBITDA was 6.3x at December 31, 2017, compared to 6.2x at December 31, 2016.

•	Extinguished $238.5 million of CMBS debt that had a weighted average interest rate of 5.5% during 2017.

•	Unencumbered assets totaled $4.7 billion at December 31, 2017, compared to $4.8 billion at December 31, 2016.

•

Issued 6.9 million shares of 6.00% Series A Cumulative Redeemable Preferred Stock through an underwritten public offering, generating net proceeds of $166.2 million at a redemption value of $25.00 per share.

•

Sold $674.4 million in net-lease mortgage notes through the Company’s existing Spirit Master Funding securitization program, Master Trust 2014, in December 2017. The transaction was comprised of $542.4 million of Series 2017-1 Class A mortgage notes (A+ rated by S&P) which bear interest at a rate of 4.36% and $132.0 million of Series 2017-1 Class B mortgage notes (BBB rated by S&P) which bear interest at a rate of 6.35%. On January 23, 2018, the Company re-priced the Series 2017-1 Class B mortgages notes, whereby the interest rate on such notes was reduced from 6.35% to 5.49%. The interest rate on the Series 2017-1 Class A mortgage notes remained unchanged at 4.36%.

•	During the year ended December 31, 2017, the Company repurchased 35.8 million shares of outstanding common stock at a weighted average purchase price of $7.88 per share.

•	As of February 20, 2017, Spirit had approximately $10 million in cash and cash equivalents on its balance sheet and $76 million drawn under its $800 million revolving credit facility.

•	As of February 20, 2017, Spirit had additional funds available for acquisitions of approximately $102 million in its 1031 Exchange and Spirit Master Funding Program release accounts.

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EARNINGS WEBCAST AND CONFERENCE CALL TIME

The Company’s fourth quarter 2017 earnings conference call is scheduled for Thursday, February 22, 2018 at 8:30am Eastern Time. Interested parties can listen to the call via the following:

Internet:

The webcast link as well as the dial-in information and other pertinent details related to the earnings conference call can be located on the investor relations page of the Company’s website at www.spiritrealty.com.

Phone:	(888) 349-0136 (Domestic) / (412) 542-4152 (International) / (855) 669-9657 (Canada) No access code required.

Replay:	Available through March 8, 2018 with access code 10116502
(877) 344-7529 (Domestic) / (412) 317-0088 (International) / (855) 669-9658 (Canada)

SUPPLEMENTAL PACKAGES

A supplemental financial and operating report and associated addenda that contain non-GAAP measures and other defined terms, along with this press release have been posted to the investor relations page of the Company’s website at www.spiritrealty.com.

ABOUT SPIRIT REALTY

Spirit Realty Capital, Inc. (NYSE:SRC) is a premier net lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential retail real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk adjusted returns and steady dividend growth for our shareholders.

As of December 31, 2017, our diversified portfolio was comprised of 2,480 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 49 million square feet, are leased to 419 tenants across 49 states and 30 industries. More information about Spirit Realty Capital can be found on the investor relations page of the Company’s website at www.spiritrealty.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1403

InvestorRelations@spiritrealty.com

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit’s proposed spin-off of properties leased to Shopko Retail Shops Holding Corp. and certain of its affiliates and assets that collateralize Master Trust 2014 and the impact of the spin-off on Spirit’s business, and other additional risks discussed in Spirit’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix of the supplemental financial and operating report, which can be found in the investor relations section of our website.

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SPIRIT REALTY CAPITAL, INC.

Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Data)

	Three Months		Years Ended December 31,
	Ended December 31,
	2017	2016	2017	2016
Revenues:
Rentals	$159,511	$164,273	$639,017	$648,363
Interest income on loans receivable	1,022	927	3,791	5,253
Earned income from direct financing leases	465	660	2,078	2,742
Tenant reimbursement income	3,611	3,632	16,747	14,125
Other Income and interest from real estate transactions	739	3,891	7,322	15,491

Total revenues	165,348	173,383	668,955	685,974
Expenses:
General and administrative (1)	12,072	12,004	62,064	52,615
Restructuring charges	—	615	—	6,341
Transaction costs	3,216	—	6,361	—
Property costs (including reimbursable)	9,854	9,985	36,617	30,839
Real estate acquisition costs	583	1,137	1,356	3,229
Interest	47,998	46,744	190,127	196,586
Depreciation and amortization	63,132	68,049	256,019	262,276
Impairments	14,221	46,879	102,330	88,275

Total expenses	151,076	185,413	654,874	640,161
Income (loss) from continuing operations before other (expense) income and income tax benefit (expense)	14,272	(12,030)	14,081	45,813
Other (expense) income:
(Loss) gain on debt extinguishment	(3,415)	(93)	(1,645)	233

Total other (expense) income	(3,415)	(93)	(1,645)	233
Income (loss) from continuing operations before income tax benefit (expense)	10,857	(12,123)	12,436	46,046
Income tax benefit (expense)	25	(33)	(394)	(965)

Income (loss) before gain on disposition of assets	10,882	(12,156)	12,042	45,081
Gain on disposition of assets	24,909	13,144	65,106	52,365

Net Income	35,791	988	77,148	97,446
Dividends paid to preferred stockholders	(2,530)	—	(2,530)	—

Net income attributable to common stockholders	$33,261	$988	$74,618	$97,446

Net income per share attributable to common stockholders-basic	$0.07	$—	$0.16	$0.21
Net income per share attributable to common stockholders-diluted	$0.07	$—	$0.16	$0.21
Weighted average common shares outstanding:
Basic	453,799,044	482,529,814	467,934,945	469,217,776
Diluted	453,830,160	482,612,237	467,942,788	469,246,265

(1)	YTD 2017 balances include $11.1 million in severance-related costs.

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SPIRIT REALTY CAPITAL, INC.

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data)

	December 31,
	2017	2016
Assets
Investments:
Real estate investments:
Land and improvements	$2,588,930	$2,704,010
Buildings and improvements	4,692,377	4,775,221

Total real estate investments	7,281,307	7,479,231
Less: accumulated depreciation	(1,075,643)	(940,005)

	6,205,664	6,539,226
Loans receivable, net	79,967	66,578
Intangible lease assets, net	409,903	470,276
Real estate assets under direct financing leases, net	24,865	36,005
Real estate assets held for sale, net	48,929	160,570

Net investments	6,769,328	7,272,655
Cash and cash equivalents	8,798	10,059
Deferred costs and other assets, net	231,045	140,917
Goodwill	254,340	254,340

Total assets	$7,263,511	$7,677,971

Liabilities and stockholders’ equity
Liabilities:
Revolving Credit Facility	$112,000	$86,000
Term Loan, net	—	418,471
Senior Unsecured Notes, net	295,321	295,112
Mortgages and notes payable, net	2,516,478	2,162,403
Convertible Notes, net	715,881	702,642

Total debt, net	3,639,680	3,664,628
Intangible lease liabilities, net	155,303	182,320
Accounts payable, accrued expenses and other liabilities	148,919	148,915

Total liabilities	3,943,902	3,995,863
Commitments and contingencies
Stockholders’ equity:
Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares and no shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively, liquidation preference of $25.00 per share	166,193	—

Common stock, $0.01 par value, 750,000,000 shares authorized: 448,868,269 shares and 483,624,120 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	4,489	4,836

Capital in excess of common stock par value	5,193,631	5,177,086
Accumulated deficit	(2,044,704)	(1,499,814)

Total stockholders’ equity	3,319,609	3,682,108

Total liabilities and stockholders’ equity	$7,263,511	$7,677,971

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SPIRIT REALTY CAPITAL, INC.

Reconciliation of Non-GAAP Financial Measures

(In Thousands, Except Share and Per Share Data)

FFO and AFFO
	Three Months Ended		Years Ended December 31,
	December 31,
	2017	2016	2017	2016
Net Income Attributable to Common Stockholders (1) (2)	$33,261	$988	$74,618	$97,446
Add/(less):
Portfolio depreciation and amortization Continuing operations	62,990	67,909	255,454	261,799
Portfolio impairments Continuing operations	14,221	46,379	102,330	88,072
Realized Gains on Sales of Real Estate	(24,909)	(13,144)	(65,106)	(52,365)

Total adjustments	52,302	101,144	292,678	297,506

FFO attributable to common stockholders	$85,563	$102,132	$367,296	$394,952
Add/(less):
Loss (Gain) on debt extinguishment	3,415	93	1,645	(233)
Restructuring charges	—	615	—	6,341
Other costs in G&A associated with headquarter relocation	—	187	—	3,629
Transaction costs	3,216	—	6,361	—
Real estate acquisition costs	583	1,137	1,356	3,229
Non-cash interest expense	6,533	5,236	23,469	15,380
Accrued interest and fees on defaulted loans	1,284	788	4,201	4,740
Swap termination costs (Included in G&A)	—	—	—	1,724
Straight-line rent, net of related bad debt expense	(6,047)	(9,399)	(19,474)	(23,496)
Other amortization and non-cash charges	(818)	(781)	(3,266)	(2,837)
Non-cash compensation expense (1)	2,783	2,381	16,560	9,570

Total adjustments to FFO	10,949	257	30,852	18,047

AFFO attributable to common stockholders	$96,512	$102,389	$398,148	$412,999

Dividends declared to common stockholders	$80,796	$87,040	$332,402	$333,180
Dividends declared as percent of AFFO	84%	85%	83%	81%
Net income per share of common stock
Basic (3)	$0.07	$—	$0.16	$0.21
Diluted (3)	$0.07	$—	$0.16	$0.21
FFO per share of common stock
Diluted (3)	$0.19	$0.21	$0.78	$0.84
AFFO per share of common stock
Diluted (3)	$0.21	$0.21	$0.85	$0.88
Weighted average shares of common stock outstanding:
Basic	453,799,044	482,529,814	467,934,945	469,217,776
Diluted	453,830,160	482,612,237	467,942,788	469,246,265

(1)

Included in G&A balances for the year ended December 31, 2017 is $11.1 million of severance-related costs, comprising $4.2 million of cash compensation and $6.9 million on non-cash compensation related to the acceleration of Restricted Stock and Performance Share Awards.

(2)

For the year ended December 31, 2016, Net Income Attributable to Common Stockholders includes compensation for lost rent received from the Haggen Holdings, LLC settlement for six rejected stores as follows (in millions):

Contractual rent from date of rejection through either sale or December 31, 2016	$1.3
Three months of prepaid rent for the three stores subsequently sold	0.5

Total included in AFFO	$1.8

(3)

For the three months ended December 31, 2017 and 2016, dividends paid to unvested restricted stockholders of $0.3 million and $0.2 million, respectively, and for the years ended December 31, 2017 and 2016, dividends paid to unvested restricted stockholders of $0.9 million and $0.6 million, respectively, are deducted from net income, FFO and AFFO attributable to common stockholders in the computation of per share amounts.

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